                            EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations                                                                      Trade Relations
203-769-8056                                                                                Brian Wolfenden
Investorrelations@presstek.com                                            Director of Marketing Communications
                     (603) 594-8585, ext. 3435
                     bwolfenden@presstek.com

PRESSTEK REPORTS IMPROVED SEQUENTIAL FIRST QUARTER 2011 REVENUE AND PROFIT….Q2 OUTLOOK SHOWS GROWTH

•	$31.9 million in first quarter 2011 revenue… highest level of past four quarters
•	$0.7 million of adjusted EBITDA…sixth consecutive quarter of positive EBITDA
•	Operating expenses, excluding $0.3 million in restructuring costs, down 7%. Actions taken in first quarter 2011 will provide an additional $1.3 million of profit improvements
•	52DI and open architecture computer-to-plate media sales up 23% and 31%, respectively

Greenwich, CT – May 9, 2011 – Presstek, Inc. (NASDAQ: PRST), a leading supplier of digital offset printing solutions to the printing and communications industries, today reported financial and operating results for the first quarter ended April 2, 2011.  In the quarter, the Company reported total revenue of $31.9 million, a decline of 7.6% from the amount reported in the first quarter of 2010, and an increase of 2.6% from the fourth quarter of 2010.

In the quarter, the Company reported adjusted EBITDA of $0.7 million, the sixth consecutive quarter of positive EBITDA. The Company had an operating loss of $1.2 million in the first quarter of 2011 versus an operating loss of $0.3 million in the 2010 first quarter. The majority of the increased operating loss in the first quarter of 2011 was related to lower revenue along with lower gross margins on equipment sales and service. During the first quarter of 2011, the Company incurred a net loss from continuing operations of $1.5 million, or $0.04 per share, compared to a net loss from continuing operations of $0.5 million, or $0.02 per share, in the first quarter of 2010. (See” Information Regarding Non-GAAP Measures”)

“We had indicated during our last earnings call that we expected first quarter 2011 revenue and adjusted EBITDA to be relatively flat in comparison with our fourth quarter 2010 results. I am pleased to report we exceeded that expectation with a 2.6% sequential quarterly increase in revenues and 14% more in EBITDA,” said Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson.  “The sale of consumables accelerated during the latter part of the quarter, providing us with our highest quarterly total revenue performance in four quarters. Additionally, we continued to generate positive quarterly adjusted EBITDA. We successfully completed installation of our first 75DI during the quarter, and the sales prospect funnel for the 75DI continues to be robust. It’s exciting to see the different types of customer solutions that the 75DI press can serve, including folding cartons, book covers, and applications requiring sensitive treatment of various substrates. In fact, the high level of interest generated by the 75DI has led to increased awareness of the 52DI. I’m also pleased that compared to the first quarter of 2010, consumable sales from our 52DI solutions increased 23% and consumable sales from our open architecture computer-to-plate solutions increased 31% during the first quarter of 2011.”  (See “Information Regarding Non-GAAP Measures”)

First Quarter 2011 Financial Results
Total revenue in the first quarter of 2011 was $31.9 million, up $0.8 million from the previous quarter and a decrease of $2.6 million from the first quarter of 2010.

•	Equipment revenue decreased $1.3 million, to $5.1 million in the first quarter of 2011, compared with the same period last year.

•
Consumables revenue totaled $20.7 million in the first quarter of 2011, compared with $21.5 million for the same period last year, as bad weather across much of the U.S. and Canada during January and February resulted in reduced customer demand. However, March sales showed a strong recovery, resulting in a sequential quarterly increase of 6.4%. Consumable sales in the Europe, Africa and Middle East Region during the first quarter were up 11.4% from the comparable year-ago quarter.

•
Service revenue declined 8.7% to $6.0 million in the first quarter of 2011 compared to the year-ago quarter.  This decline is primarily due to the continued erosion of the analog service base, lower installation revenue and a general trend by customers to delay service calls and maintenance to save money in a difficult economy. Service revenue has remained fairly stable during the past four quarters.

Gross margin percent for the first quarter of 2011 was 31.2% compared to 33.0% in the first quarter of 2010.  The reduction versus the first quarter of 2010 was due primarily to lower service and equipment margins.  The Company implemented cost reduction actions in the Service business during the first quarter of 2011 in response to lower Service margins.

Operating expenses declined by $0.5 million, or 4.2%, from the first quarter of 2010. Excluding special charges of $0.3 million, operating expenses were down 6.8% on a year-over-year basis.  The decline in operating expenses was primarily related to reduced payroll costs, professional service fees, and equity-based compensation. The Company incurred restructuring expenses of $0.3 million during the first quarter of 2011 related to cost actions taken to reduce future annual operating expenses and Service business costs aggregating approximately $1.3 million.

As the Company expected, debt net of cash increased during the first quarter of 2011, ending at $8.8 million compared to $6.1 million at the end of fiscal 2010.  The primary causes of the increase were cash expenditures incurred with the introduction of the new 75DI press, pre-payment of certain annual operating expenses in the normal course of business, and higher receivables resulting from stronger March sales.

 “Despite the continued impact of a soft economy and bad weather across much of the U.S. during the first quarter, we are pleased that our results exceeded our expectations,” said Presstek Executive Vice President and Chief Financial Officer, Jeff Cook. “In addition, we have seen an increased level of equipment sales activity during the early part of the second quarter of 2011, and expect to report both sequential and year-over-year equipment revenue growth for the quarter. (See “Information Regarding Non-GAAP Measures”)

Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures, including operating expenses excluding special charges; adjusted EBITDA; debt net of cash; and other GAAP measures adjusted for certain charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.  Supplemental financial information has been provided with this release to provide additional details on the Company's performance.

Conference Call and Webcast Information
Management will discuss Presstek's first quarter 2011 results in a conference call on Monday, May 9, 2011 at 10:30 a.m. Eastern Time.  Conference call information is below:

Conference Call Access:
Domestic Dial In: (866) 510-0704
International Dial In: (617) 597-5362
Passcode:  73460308

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Monday, May 9, 2011 at 1:30 PM Eastern Time until Monday, May 16, 2011 at 11:59 PM Eastern Time.

Rebroadcast Access:
Domestic Dial In: (888) 286-8010
International Dial In: (617) 801-6888
Passcode: 25209696

An archived webcast of this conference call will also be available on the "Investor Events Calendar" page of the Company's web site, www.presstek.com.

About Presstek:
Presstek, Inc. is a leading supplier of digital offset printing solutions to the printing and communications industries.  Presstek’s DI® digital offset solutions bridge the gap between toner and conventional offset printing, enabling printers to cost effectively meet increasing customer demand for high quality, short run color printing with a fast turnaround time while providing improved profit margins. The Company’s CTP portfolio ranges from two-page to eight-page systems, many of which are fully automated.  These systems support Presstek’s line of chemistry-free plates as well as Aeon, a no preheat thermal plate which offers run lengths up to one million impressions. Presstek also offers a range of workflow solutions, pressroom supplies, and reliable service. Presstek is well positioned to support print environments of any size on a worldwide basis. Visit www.presstek.com or call +1.603.595.7000 for more information.
DI is a registered trademark of Presstek, Inc

 “Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected equipment sales, revenue and adjusted EBITDA results for the second quarter of 2011, the market and prospects for the success of the Company’s recently introduced 75DI® press, and the ability of the Company to achieve its stated objectives.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to: the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the Company’s customers, market acceptance of and demand for the Company's products, particularly DI® presses, and resulting revenue and adjusted EBITDA, the ability of the Company to achieve sales and performance levels sufficient to meet its expected second quarter 2011 equipment sales, revenue and adjusted EBITDA results, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution) and factors that influence the performance of these partners, and other risks and uncertainties detailed in the Company's 2010 Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)
	Three months ended
	April 2,	April 3,
	2011	2010
Revenue
Equipment	$5,118	$6,393
Consumables	20,734	21,495
Service and parts	6,028	6,603
Total revenue	31,880	34,491

Cost of revenue
Equipment	5,564	6,098
Consumables	11,229	11,846
Service and parts	5,142	5,154
Total cost of revenue	21,935	23,098

Gross profit	9,945	11,393

Operating expenses
Research and development	1,075	1,081
Sales, marketing and customer support	5,264	5,284
General and administrative	4,317	5,077
Amortization of intangible assets	201	210
Restructuring and other charges	315	12
Total operating expenses	11,172	11,664

Loss from operations	(1,227)	(271)
Interest and other expense, net	(315)	(372)

Loss from continuing operations before income taxes	(1,542)	(643)
Provision(benefit) for income taxes	(2)	(99)

Loss from continuing operations	(1,540)	(544)
Gain(loss) from discontinued operations, net of income taxes	-	(78)

Net loss	$(1,540)	$(622)

Loss per share - basic
Loss from continuing operations	$(0.04)	$(0.02)
Income (loss) from discontinued operations	-	(0.00)
	$(0.04)	$(0.02)
Loss per share - diluted
Loss from continuing operations	$(0.04)	$(0.02)
Income (loss) from discontinued operations	-	(0.00)
	$(0.04)	$(0.02)
Weighted average shares outstanding
Weighted average shares outstanding - basic	37,246	36,827
Dilutive effect of stock options	-	-
Weighted average shares outstanding - diluted	37,246	36,827

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	April 2,	January 1,
	2011	2011
ASSETS
Current assets
Cash and cash equivalents	$3,169	$4,165
Accounts receivable, net	20,885	18,647
Inventories	28,615	29,143
Other current assets	3,193	1,609
Total current assets	55,862	53,564

Property, plant and equipment, net	20,512	21,156
Intangible assets, net	5,221	4,748
Other noncurrent assets	1,045	1,057

Total assets	$82,640	$80,525

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$11,950	$10,252
Accounts payable	10,268	9,733
Accrued expenses	5,999	6,624
Deferred revenue	4,975	4,643
Total current liabilities	33,192	31,252

Other long-term liabilities	81	95

Total liabilities	33,273	31,347

Stockholders' equity
Preferred stock	-	-
Common stock	373	369
Additional paid-in capital	123,862	122,664
Accumulated other comprehensive loss	(2,990)	(3,517)
Accumulated deficit	(71,878)	(70,338)
Total stockholders' equity	49,367	49,178

Total liabilities and stockholders' equity	$82,640	$80,525

PRESSTEK, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)
	Q1 2010	Q4 2010	Q1 2011
Key Units
DI Presses (Excludes QMDI)	17	14	10
CTP Platesetters (Excludes DPM)	16	15	11

Product Revenue - Growth Portfolio
DI Presses (Excludes QMDI)	$4,792	$4,174	$4,193
Presstek Branded DI Plates	4,255	4,054	4,126
Total DI Revenue	9,047	8,228	8,319

Thermal CTP Platesetters (Excludes DPM)	992	991	662
Thermal CTP Plates	3,766	3,858	3,557
Total CTP Revenue	4,758	4,849	4,220

Total Product Revenue - Growth	13,805	13,076	12,539

Product Revenue - Traditional Portfolio
QMDI Platform	2,853	2,770	3,191
Polyester CTP Platform	3,230	2,662	3,101
Other DI Plates	1,288	1,169	1,112
Conventional/Other	7,139	5,696	6,189
Total Product Revenue - Traditional	14,510	12,296	13,593

Gross Product Revenue	28,315	25,373	26,132

Installation Transfer	(427)	(357)	(280)

Net Product Revenue	27,888	25,016	25,852

Service Revenue	6,603	6,049	6,028

Total Revenue	$34,491	$31,065	$31,880

Gross Product Revenue Components %
Growth	48.8%	51.5%	48.0%
Traditional	51.2%	48.5%	52.0%

Geographic Revenues (Origination)
North America	$26,894	$22,695	$24,269
Europe	7,597	8,370	7,611
Consolidated	$34,491	$31,065	$31,880

Gross Margin
Equipment	4.6%	-1.6%	-8.7%
Consumables	44.9%	44.4%	45.8%
Service	21.9%	22.0%	14.7%
Consolidated	33.0%	31.9%	31.2%

Operating Expenses excluding Special Charges
Total Operating Expenses	$11,664	$13,341	$11,172
less: Restructuring and Other Charges	12	103	315
less: Goodwill Impairment	0	0	0
Operating Expenses excluding Special Charges (a)	$11,652	$13,238	$10,857

Adjusted EBITDA
Net income (loss) from continuing operations	$(544)	$(6,668)	$(1,540)
Add back:
Interest	301	250	261
Tax charge (benefit)	(99)	2,834	(2)
Depreciation and amortization	1,293	1,020	1,059
Impairment / Other non-cash charges	-	1,935	-
Non cash portion of equity compensation	811	1,156	626
Restructuring and other charges	12	103	315
Adjusted EBITDA (a)	$1,774	$630	$719

Working Capital
Total current assets	$57,587	$53,564	$55,862
Current liabilities	32,563	31,252	33,192
Working capital	25,024	22,312	22,670
Add back short-term debt
Current portion of long-term debt	-	-	-
Line of credit	8,849	10,252	11,950
Working capital excluding debt (a)	$33,873	$32,564	$34,620

Debt net of cash
Current portion of long-term debt	$-	$-	$-
Line of credit	8,849	10,252	11,950
Total debt	8,849	10,252	11,950
Cash	3,477	4,165	3,169
Debt net of cash	$5,372	$6,087	$8,781

Days Sales Outstanding	57	61	53

Days Inventory Outstanding	78	87	82

Capital Expenditures	$574	$41	$81

Employees	515	503	485

a.   Operating expenses excluding special charges, Adjusted EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and other non-recurring charges (credits)]; and Working capital excluding debt are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Presstek's management believes that Adjusted EBITDA and Operating expenses excluding special charges provide meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.   Presstek's management believes that Working capital excluding debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the tables above.